UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026

MNTN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42664	26-4741839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
823 Congress Avenue #1827
Austin, TX 78768
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (310) 895-2110
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MNTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 11, 2026, MNTN, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 46,424,382 shares of Class A common stock and 12,910,630 shares of Class B common stock of the Company representing 175,530,682 votes, or approximately 90.38% in voting power entitled to vote at the Annual Meeting, voting as a single class, were present in person or represented by proxy. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026.
Item 1 — Election of three Class I directors, to hold office until the Company’s annual meeting of stockholders to be held in 2029, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Joseph Kaiser	147,786,921	6,687,296	21,056,465
Tony Weisman	154,307,552	166,665	21,056,465
Pali Bhat	147,802,810	6,671,407	21,056,465
Item 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
175,341,687	146,247	42,748	0
Based on the foregoing votes, the three director nominees were elected and Item 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MNTN, INC.

Date:	June 17, 2026	By:	/s/ Patrick A. Pohlen
Patrick A. Pohlen
Chief Financial Officer